Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 000-51726 on Form S-8 of our report dated June 29, 2020 appearing in this Annual Report on Form 11-K of Magyar Bank 401(k) Profit Sharing Plan as of and for the year ended December 31, 2019.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

June 29, 2020

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